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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the inclusion in the Prospectus of this Amendment No. 3 to the Registration Statement on Form S-3 being filed by Prime Hospitality Corp. (formerly Prime Motor Inns, Inc.) of our report dated September 24, 1992 on the consolidated financial statements of Prime Motor Inns, Inc. and Subsidiaries (Debtors-in-Possession) as of June 30, 1992 and for the year then ended. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


                                          J. H. COHN & COMPANY

Roseland, New Jersey

April 18, 1995